Exhibit 32.2

CERTIFICATION PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

(Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code)

In connection with the Annual Report of Zivo Bioscience, Inc., a Nevada corporation (the “Company”), on Form 10-K for the year ended December 31, 2020 as filed with the Securities and Exchange Commission (the “Report”), I, Keith Marchiando, Chief Financial Officer of the Company, certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350), that to the best of my knowledge and belief:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Keith Marchiando

Keith Marchiando

Chief Financial Officer

Dated: February 25, 2021